                            CAPITAL ONE MASTER TRUST
             TRUST EXCESS SPREAD ANALYSIS -            AUGUST-99

Card Trust                            COMT 95-1       COMT 95-3        COMT 96-1*     COMT 96-2        COMT 96-3         COMT 97-1*
Deal Size                              $900MM          $1050MM          $845MM          $750MM           $500MM          $608MM
Expected Maturity(Class A):            6/15/00         8/15/00         8/15/01         12/15/01         1/15/04          6/15/02
                                                                       (NON-US                                           (NON-US
                                                                     TRANSACTION)                                      TRANSACTION)
------------------------------------------------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                  22.19%           22.19%          22.19%          22.19%           22.19%          22.19%
       LESS:   (Wt Avg) Coupon          5.50%            5.46%           5.59%           5.43%            5.46%           5.23%
               SVC Fees                 2.00%            2.00%           1.50%           1.50%            1.50%           1.50%
               Charge-Offs              3.76%            3.76%           3.76%           3.76%            3.76%           3.76%

Excess Spread:    Aug-99               10.93%           10.97%          11.34%          11.50%           11.47%          11.70%
                  Jul-99               11.24%           11.27%          11.94%          11.80%           11.77%          11.94%
                  Jun-99               11.25%           11.29%          11.80%          11.82%           11.79%          11.80%
3-Mo Avg Excess Spread                 11.14%           11.18%          11.69%          11.71%           11.68%          11.81%
------------------------------------------------------------------------------------------------------------------------------------

Delinquents:   30 to 59 days            1.59%            1.59%           1.59%           1.59%            1.59%           1.59%
               60 to 89 days            0.99%            0.99%           0.99%           0.99%            0.99%           0.99%
               90+ days                 1.94%            1.94%           1.94%           1.94%            1.94%           1.94%

Monthly Payment Rate                   13.85%           13.85%          13.85%          13.85%           13.85%          13.85%


Card Trust                           COMT 97-2*       COMT 98-1     COMT 98-3*  COMT 98-4    COMT 99-1    COMT 99-2    COMT 99-3
Deal Size                              $502MM           $591MM       $464MM       $750MM       $625MM      $625MM       $500MM
Expected Maturity(Class A):            8/15/02         4/15/08     8/16/2001    11/15/2003   5/15/2004    5/15/2002    7/15/2006
                                       (NON-US                      (NON-US
                                    TRANSACTION)                  TRANSACTION)
-----------------------------------------------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                  22.19%           22.19%       22.19%       22.19%       22.19%      22.19%       22.19%
       LESS:   (Wt Avg) Coupon          5.54%            6.31%        5.82%        5.56%        5.55%       5.46%        5.71%
               SVC Fees                 1.50%            1.50%        1.50%        1.50%        1.50%       1.50%        1.50%
               Charge-Offs              3.76%            3.76%        3.76%        3.76%        3.76%       3.76%        3.76%

Excess Spread:    Aug-99               11.39%           10.62%       11.11%       11.37%       11.38%      11.47%       11.22%
                  Jul-99               11.99%           10.69%       10.82%       11.42%       11.22%      11.27%        9.92%
                  Jun-99               11.85%           10.68%       11.19%       11.45%       11.18%      11.21%        0.00%
3-Mo Avg Excess Spread                 11.74%           10.66%       11.04%       11.41%       11.26%      11.32%         NA
-----------------------------------------------------------------------------------------------------------------------------------

Delinquents:   30 to 59 days            1.59%            1.59%        1.59%        1.59%        1.59%       1.59%        1.59%
               60 to 89 days            0.99%            0.99%        0.99%        0.99%        0.99%       0.99%        0.99%
               90+ days                 1.94%            1.94%        1.94%        1.94%        1.94%       1.94%        1.94%

Monthly Payment Rate                   13.85%           13.85%       13.85%       13.85%       13.85%      13.85%       13.85%

* This material is for informational purposes only and is not an offer of securities for sale in the United States. These securities will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

COMMENTS:

Capital One Master Trust performance statistics are also available at the Capital One web site: http://www.capitalone.com (Under "For Investors" section)


                                                                   Page 45 of 45